Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-3

KAMADA LTD

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate		Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities
Carry Forward Securities
Carry Forward Securities	Equity	Ordinary shares, par value NIS 1.0 per share	(1)	415(a)(6)		$	$50,000,000.00		$		F-3	333-274443	09/14/2023	$5,510.00

Total Offering Amounts:							$50,000,000.00			0.00
Total Fees Previously Paid:										0.00
Total Fee Offsets:										0.00
Net Fee Due:										$0.00

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Offering Note(s)

(1)	Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), the securities registered pursuant to this registration statement include $50,000,000 of unsold securities that were previously registered by the registrant on the expiring registration statement on Form F-3 (File No. 333-274443) initially filed on September 11, 2023, and declared effective on September 14, 2023 (the “Prior Registration Statement”), and were not sold thereunder. Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the Prior Registration Statement will be deemed terminated as of the effective date of this registration statement. If the registrant sells any of such unsold securities pursuant to the Prior Registration Statement after the date of filing, and prior to the date of effectiveness, of this registration statement, the registrant will file a pre-effective amendment to this registration statement which will reduce the number of such unsold securities included on this registration statement.